Exhibit 32.2

Certification of Periodic Financial Reports

The undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that, to his knowledge:

1. The Quarterly Report on Form 10-Q of Horizon Telcom, Inc. for the quarter ended September 30, 2003 as filed on November 14, 2003 with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of Horizon Telcom, Inc.

Date: November 14, 2003             /s/  Peter M. Holland
                                    --------------------------------------------
                                    Peter M. Holland, Chief Financial Officer of
                                    Horizon Telcom, Inc.